SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC  20549
               -----------------------------


                         FORM 8-K


                      CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE
             SECURITIES EXCHANGE ACT OF 1934



        Date of Event Reported:  September 25, 1997
            Date of Report:  September 26, 1997



         Boise Cascade Office Products Corporation



  State of          Commission         IRS Employer
Incorporation       File Number      Identification No.
  Delaware            1-13662            82-0477390



                  800 West Bryn Mawr Avenue
                   Itasca, Illinois  60143
                      (630)  773 - 5000
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ITEM 5.  OTHER EVENTS.

On September 25, 1997, Boise Cascade Office Products
Corporation ("BOP")issued 2,250,000 shares of unregistered common stock, all of which was purchased by Boise Cascade Corporation ("BCC"). The transaction was completed at a price of $21.5495 per share, for a total of $48,486,375. The proceeds from the transaction will be used to reduce BOP's outstanding short-term borrowings. After the transaction, BCC owns
53,000,000 shares, or 81.3%, of BOP's outstanding common stock.

If the shares had been issued on January 1, 1996, unaudited pro forma net income for the year ended
December 31, 1996, would have increased to $57.1 million from $55.3 million and unaudited pro forma earnings per share for the same period would have decreased to $.88 from $.89. If the shares had been issued on January 1, 1997, unaudited pro forma net income for the six months ended June 30, 1997, would have increased to $27.5 million from $26.6 million and unaudited pro forma earnings per share for the same period would have remained $.42.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits
             The exhibits to this Report are listed in the Exhibit Index.

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                        SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              BOISE CASCADE OFFICE PRODUCTS CORPORATION


              /s/ Darrell R. Elfeldt
              Darrell R. Elfeldt
              Vice President and Controller


Date:  September 26, 1997



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                       Exhibit Index


Exhibit No.   Description                         Page
    99        News Release Issued by BOP on
              September 26, 1997